                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                                  -------

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement     [_] Confidential, For Use of Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 FARR COMPANY
________________________________________________________________________________
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

________________________________________________________________________________
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

   Payment of Filing Fee:
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
(5) Total fee paid:

[_] Fee paid previously with preliminary materials:
________________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

________________________________________________________________________________
(2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
(3) Filing Party:

________________________________________________________________________________
(4) Date Filed:

________________________________________________________________________________

                                 FARR COMPANY
                                2221 PARK PLACE
                         EL SEGUNDO, CALIFORNIA  90245

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 29, 1997

     The Annual Meeting of the Stockholders of Farr Company, a Delaware corporation, will be held in the Company's offices located at 2221 Park Place, El Segundo, California, on Tuesday, April 29, 1997, at 11:00 a.m. for the following purposes:

     1. To elect three directors to serve for three years and until their successors are elected and qualified. The Board of Directors' nominees are named in the accompanying Proxy Statement which is part of this Notice.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 7, 1997 as the record date for determination of stockholders entitled to vote at this meeting.

     All stockholders are cordially invited to attend the meeting.

                                              Kenneth  W. Gerstner
                                                    Secretary

El Segundo, California
March 26, 1997

________________________________________________________________________________

     In order to ensure your representation at the meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the meeting and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

________________________________________________________________________________

                                 FARR COMPANY

                                 ____________

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Farr Company (the "Company") to be held at 11:00 a.m. on Tuesday, April 29, 1997. This solicitation is made by the Board of Directors of the Company, and the costs thereof, which will be borne by the Company, are expected to be nominal. Brokerage houses, custodians, nominees and others who hold stock in their names will be reimbursed for expenses in sending proxy materials to their principals.

     The Company intends to send this Proxy Statement and form of proxy to its stockholders on or about March 26, 1997. The principal executive offices of the Company are located at 2221 Park Place, El Segundo, California 90245, and its telephone number is (310) 536-6300.

     The stockholders of record at the close of business on March 7, 1997 are entitled to one vote for each share of stock held by them. At the close of business on March 7, 1997, after giving effect to the three-for-two stock split to be effected in the form of a 50% stock dividend (the "Stock Dividend") payable March 28, 1997 to holders of record of the Common Stock on March 7, 1997, there were outstanding 5,470,410 shares of the Company's common stock, par value $.10 per share (the "Common Stock") (not including 251,056 shares held in treasury). All share figures contained herein give effect to the Stock Dividend. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Any proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. Proxies will be voted as directed.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In voting for the election of directors, each share has one vote for each position to be filled, and there is no cumulative voting. Directors will be elected by a plurality of the shares voting, which means that abstentions or broker non-votes will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote at the meeting. Therefore, as to any such particular proposal, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 7, 1997 with respect to shares of the Common Stock which are held by persons known to the Company to be beneficial owners of more than 5% of the Common Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                  AMOUNT AND
                                                   NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS
 ------------------------------------       -----------------------  -----------------
Trust for M.S. Farr Family.............            450,000(2)               8.2%
   26161 Marguerite Parkway
   Mission Viejo, California 92692

Wellington Management Company..........            363,150(3)               6.6%
   75 State Street
   Boston, Massachusetts 02109

FMR Corp...............................            294,148(4)               5.4%
   82 Devonshire Street
   Boston, Massachusetts 02109

Dimensional Fund Advisors Inc..........            287,925(5)               5.3%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401

Wilen Management Corporation...........            285,000(6)               5.2%
   Greenspring Station, Suite 226
   2360 West Joppa Road
   Lutherville, Missouri 21093

------------
(1) Based on 5,470,410 shares of the Company's Common Stock outstanding (not including 251,056 shares held in treasury) after giving effect to the three-for-two stock split to be effected in the form of a 50% stock dividend payable March 28, 1997 to holders of record of the Common Stock on March 7, 1997.

(2) In March 1996, David J. Farr was appointed trustee, and as such has sole power to vote and dispose of all of such shares.

(3) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of January 24, 1997.

(4) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 11, 1997.

(5) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 12, 1997.

(6) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of February 5, 1997.

OWNERSHIP BY MANAGEMENT

     The following table sets forth as of March 7, 1997 information with respect to the beneficial ownership of the Common Stock by each director of the Company, each Named Officer (as defined below) of the Company, and by all directors and executive officers of the Company as a group.

                                                                                         SHARES                PERCENT
                                                                                      BENEFICIALLY                OF
NAME OF BENEFICIAL OWNER                 POSITION                                    OWNED(1)(2)(3)          CLASS(2)(3)
-----------------------------          -------------                                ----------------         -----------
Robert Batinovich....................   Director..................................      159,000                 2.9%

Richard P. Bermingham................   Director..................................       21,750                   *

Denis R. Brown.......................   Director..................................        3,000                   *

David J. Farr........................   Director..................................       14,257(4)                *

Richard L. Farr......................   Vice President............................      150,744                 2.7%

Kenneth W. Gerstner..................   Senior Vice President and.................       46,809                   *
                                         Chief Financial Officer

John C. Johnston.....................   President and Chief Operating
                                         Officer, Director........................        1,466                   *

John J. Kimes........................   Director..................................        6,000                   *

H. Jack Meany........................   Chairman of the Board and
                                         Chief Executive Officer..................      136,800                 2.5%

Myron G. Rasmussen...................   Vice President............................       31,355                   *

John A. Sullivan.....................   Director..................................        3,000                   *

Directors and Executive Officers as a group (11 persons)..........................      574,181(3)             10.2%

-----------------
*    Less than 1%.

(1) Based on 5,470,410 shares of the Company's Common Stock outstanding (not including 251,056 shares held in treasury) after giving effect to the three-for-two stock split to be effected in the form of a 50% stock dividend payable March 28, 1997 to holders of record of the Common Stock on March 7, 1997. Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. The Company has no information as to whether any shares shown in this table are subject to California community property law.

(2) For purposes of computing the percentages, the number of shares of Common Stock outstanding includes shares purchasable by such individual or group within 60 days upon exercise of outstanding stock options.

(3) Includes shares purchasable within 60 days upon exercise of outstanding stock options as follows: R. Batinovich, 9,000; R.P. Bermingham, 18,000; D.J. Farr, 9,000; R.L. Farr, 45,187; K.W. Gerstner, 42,750; J.J. Kimes,
     6,000; H.J. Meany, 12,000; M.G. Rasmussen, 20,812; all Directors and Executives Officers as a group, 162,749.

(4) Does not include 450,000 shares held by the M.S. Farr Family Trust as to which David J. Farr was appointed trustee in March 1996. As trustee, Mr. Farr has sole power to vote and dispose of shares held by such trust but has no economic interest in such shares.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Company has eight directors divided into three classes (two classes consisting of three directors, and one class consisting of two directors). Three directors are to be elected at the Annual Meeting, each of whom will serve until the 2000 Annual Meeting and until their respective successors shall have been elected or appointed.

     In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. Although the Board of Directors expects that each of the nominees will be available to serve as a director, in the event any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors.

                                 1997 NOMINEES
                                 -------------

                                            PRINCIPAL BUSINESS EXPERIENCE DURING PAST            DIRECTOR
            NAME                AGE          5 YEARS AND CERTAIN OTHER DIRECTORSHIPS              SINCE
___________________________  ________  ______________________________________________________  ____________

John J. Kimes                   54      President and Chief Executive Officer of Computerized     1995
                                        Security Systems (since 1988), a manufacturer of
                                        electronic and mechanical lock hardware and systems;
                                        Vice President Administration and Controller (from
                                        1981 to 1988) of NI Industries, Inc., a manufacturer
                                        of building, industrial and defense products.

H. Jack Meany                   74      Chairman and Chief Executive Office of the Company        1976
                                        (since February 1996); Chairman, President and Chief
                                        Executive Officer of the Company (from April 1994
                                        to February 1996); Director of the Company (from June
                                        1976 to March 1994); Retired, Chairman of the Board
                                        and Chief Executive Officer of NI Industries, Inc.
                                        (from October 1975 to March 1988), a manufacturer of
                                        building, industrial and defense products; Director,
                                        APS Inc. since 1990; Director, BWIP, Inc. since 1987;
                                        Director, ESI, Inc. since 1980.

Denis R. Brown                  57      President and Chief Executive Officer and a Director      1997
                                        of Pinkerton, Inc. (since April 1994), a leading
                                        supplier of global security solutions; President and
                                        Chief Executive of Concurrent Computer Corporation,
                                        from 1990 to 1993;  Director, CalMat since
                                        January 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

     Unless otherwise instructed, proxies will be voted FOR the election of management's three nominees for directors.

                              CONTINUING DIRECTORS
                              --------------------


                                            PRINCIPAL BUSINESS EXPERIENCE DURING PAST      DIRECTOR      TERM
            NAME                AGE          5 YEARS AND CERTAIN OTHER DIRECTORSHIPS        SINCE       EXPIRES
---------------------------   ------    -----------------------------------------------    --------     -------
Robert Batinovich               60      Chairman and Chief Executive Officer of              1994         1998
                                        Glenborough Realty Trust Incorporated (since
                                        1996), a real estate investment company;
                                        President and majority owner of Glenborough
                                        Corporation (since 1978); Commissioner and
                                        past President (from 1975 to 1980) of the
                                        California Public Utilities Commission.

David J.  Farr                  59      Owner (since 1965) of David J.  Farr Insurance       1994         1998
                                        Services, a financial consultant and life
                                        insurance underwriter; first cousin of Richard
                                        L. Farr.

John C. Johnston                53      President and Chief Operating Officer of the         1996         1999
                                        Company since February 1996; Senior Vice
                                        President of the Company from January 1995 to
                                        February 1996; President of Easton Aluminum,
                                        Inc., an athletic equipment manufacturer,
                                        from 1986 to December 1994.

Richard P. Bermingham           57      Vice Chairman of American Golf Corporation           1990         1999
                                        (since July 1994), a golf course management
                                        company; President and Chief Executive
                                        Officer (from May 1987 to June 1994) of Sizzler
                                        International, Inc., an operator and franchisor
                                        of restaurants.

John A. Sullivan                42      Financial Consultant with Batchelder & Partners,     1996         1999
                                        Inc., since May 1996; Senior Vice President of
                                        The Seidler Companies Incorporated from August
                                        1993 to April 1996, and Vice President from
                                        October 1990 to August 1993; Director, American
                                        Coin Merchandising, since October 1995.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during 1996. During 1996, no director attended fewer than 75% of the meetings of the Board of Directors and committees on which he served and which were held while such director was a director.

     Directors who are not employees of the Company are paid an annual retainer of $9,000 and $600 for each Board and committee meeting attended. Committee chairmen are paid $800 for each committee meeting attended. Directors who are employees of the Company are not paid for attending Board of Directors meetings.

     On January 22, 1991, the Board of Directors adopted the 1991 Stock Option Plan for Non-Employee Directors (the "Director Plan"). On September 12, 1995, the Board of Directors adopted the Second Amendment to the Director Plan, which amendment was approved by the stockholders at the 1996 Annual Meeting of Stockholders. The Second Amendment to the Director Plan increased the number of shares subject to the plan from 72,000 to 150,000 and extended the duration of the Director Plan from 1995 to 2001, among other things.

Pursuant to the Director Plan, each non-employee director of the Company is automatically granted, on an annual basis, an option to purchase 3,000 shares of Common Stock. The price for each option granted under the Director Plan is the greater of (a) the fair market value of the Common Stock on the date of grant and (b) the minimum legal consideration necessary for the issuance of such shares. Under the Director Plan, as of March 1, 1997, (i) options to purchase 18,000 shares of Common Stock have been granted to Mr. Bermingham, (ii) options to purchase 12,000 shares of Common Stock have been granted to Mr. Meany, (iii) options to purchase 9,000 shares of Common Stock have been granted to each of Messrs. Batinovich, D.J. Farr and Kimes and (iv) options to purchase 3,000 shares of Common Stock have been granted to each of Messrs. Sullivan and Brown.

     In 1980, the Board of Directors adopted a deferred compensation plan pursuant to which directors may elect to defer all or a portion of their directors' fees.

     Among the committees of the Board of Directors are an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     The Executive Committee is comprised of Messrs. Meany (Chairman), Johnston and Bermingham. The purpose of the Executive Committee is to expedite the decision making process of the Board of Directors. The Executive Committee did not meet in 1996.

     The Audit Committee, which is comprised of Messrs. Bermingham (Chairman), Sullivan and Kimes, held two meetings in 1996. The functions performed by the Audit Committee include: recommending to the Board independent accountants to serve the Company for the ensuing year; reviewing with the independent accountants and management the scope and results of audits; assuring that the independent accountants act independently; reviewing and approving any substantial change in the Company's accounting policies and practices; reviewing with management and the independent accountants the adequacy of the Company's system of internal controls; reviewing the Company's annual proxy statement; and reviewing non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. To help ensure the independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

     The Compensation Committee, which in 1996 was comprised of Messrs. Batinovich (Chairman) and D.J. Farr, held two meetings in 1996. Mr. Brown has joined the Compensation Committee for fiscal year 1997. The functions performed by the Compensation Committee include reviewing and approving management's recommendations as to executive compensation and grants of stock options to key employees.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

     To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons, the Company believes that during the year ended December 28, 1996, all filing requirements applicable to its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were complied with.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers whose cash compensation for the fiscal year ended December 28, 1996 for services rendered in all capacities to the Company exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                       LONG TERM
                                                                     COMPENSATION
                                                                     -------------
                                            ANNUAL COMPENSATION         AWARDS
                                           ----------------------    -------------
                                                                      SECURITIES       ALL OTHER
                                                                      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY ($)   BONUS ($)     OPTIONS (#)       ($)(1)
--------------------------------    ----   ----------   ---------    -------------   ------------
Richard L. Farr,                    1996     140,000      69,491             0            --
  Vice President                    1995     140,000      60,668        25,500            --
                                    1994     114,193           0         6,000            --

Kenneth W. Gerstner,                1996     140,000      69,491             0            --
  Senior Vice President and Chief   1995     140,000      61,928        27,000            --
  Financial Officer                 1994     114,457           0        24,000            --

John C. Johnston (2),               1996     170,000     140,636             0            --
  President and Chief Operating     1995     170,000      75,198        66,000            --
  Officer                           1994          --          --            --            --

H. Jack Meany (3),                  1996     246,000     339,180             0            --
  Chairman and Chief Executive      1995     246,000     337,512             0            --
  Officer                           1994     168,493           0         3,000            --

Myron G. Rasmussen,                 1996     117,393      45,321             0            --
  Vice President                    1995     116,749      38,533         3,000            --
                                    1994     113,654           0         6,000            --

-----------------

(1) Excludes compensation in the form of other personal benefits, which for each of the Named Officers did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each year.

(2) Mr. Johnston became Senior Vice President of the Company effective January 10, 1995. In February 1996, Mr. Johnston was appointed President and Chief Operating Officer of the Company.

(3) In February 1996, Mr. Meany became Chairman and Chief Executive Officer of the Company. Previously, Mr. Meany was Chairman, President and Chief Executive Officer of the Company from April 1994 to February 1996. Under an agreement approved by the Compensation Committee in July 1996, Mr. Meany's base salary was retroactively set at $246,000 per year, effective April 1994. Prior to such retroactive adjustment, Mr. Meany was paid nominal annual compensation of $1.00 for his services from April 1994 to June 1996. In addition, under the July 1996 agreement, Mr. Meany became retroactively eligible to participate in the Company's Management Incentive Plan. Based on this agreement, Mr. Meany's 1994, 1995 and first half of 1996 wages and earned incentives were paid to him in July 1996. All wages and incentive compensation earned by Mr. Meany after June 1996 are being paid to Mr. Meany concurrently as they are earned. The annual compensation table set forth above reflects Mr. Meany's compensation for the years 1994, 1995 and 1996 based on the wages retroactively deemed to have been earned in those years as set forth in the July 1996 agreement.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of options during fiscal year 1996 to any of the Company's Named Officers.

STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for the Named Officers information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of Common Stock.

                                                                                                  VALUE OF UNEXERCISED IN-THE-
                                   SHARES                        NUMBER OF UNEXERCISED                 MONEY OPTIONS AT
                                  ACQUIRED          VALUE        OPTIONS AT FY-END (#)                  FY-END ($) (1)
                                     ON           REALIZED   ------------------------------       -----------------------------
NAME                            EXERCISE (#)       ($) (3)   EXERCISABLE       UNXERCISABLE       EXERCISABLE      UNXERCISABLE
---------------------------     ------------      --------   -----------       ------------       -----------      ------------
Richard L. Farr............          0               --         37,312             22,125           217,141           172,406
Kenneth W. Gerstner........          0               --         42,750             23,250           209,375           268,375
John C. Johnston...........          0               --              0             66,000                --           522,500
H. Jack Meany..............          0               --         12,000                  0            59,063                --
Myron G. Rasmussen.........          0               --         20,250              5,250           102,200            36,000

-----------------
(1) Calculated based on the closing price of the Company's Common Stock ($16.875 per share) as reported on the Nasdaq National Market on December 28, 1996.
(2) Mr. Meany holds total options to purchase 12,000 shares of Common Stock that were granted pursuant to the Director Plan for his services to the Company as a non-employee director.
(3) Calculated based on the closing price of the Company's Common Stock on the date of exercise.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in the year ended December 28, 1996 were Messrs. Batinovich (Chairman) and D.J. Farr, both of whom are non-employee directors and neither of whom has any direct or indirect material interest in or relationship with the Company (outside of his position as director). To the Company's knowledge, there were no interrelationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this Proxy Statement.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such the Securities Act of 1933 or the Exchange Act.

                                    * * * *

     The policy of the Compensation Committee is to establish compensation levels for the Chief Executive Officer and the other executive officers reflecting both (i) the Company's overall performance and (ii) the executive's contribution to the growth and profitability of the Company. The Compensation Committee strives to determine the appropriate executive compensation levels that will allow the Company to attract and retain qualified executives.

     The Compensation Committee, with the assistance of the Chief Executive Officer, determines the compensation of the other executive officers. Compensation levels are generally based on the Company's overall performance, particularly in the areas of sales and earnings. Such performance is typically measured by comparing the Company's operating plan for the year versus actual achievement of that plan. In determining compensation levels, the Compensation Committee also considers qualitative factors such as new product development, organizational improvements and other factors considered vital to the Company's success in meeting its long-term sales growth and profit objectives. The Compensation Committee also focuses on each executive's area of responsibility and such person's contribution in helping to reach Company objectives.

     The principal part of the compensation of each executive officer is base salary. Based upon its review of the Company's operating plan measured against actual achievement, the Compensation Committee establishes salary levels for the executives and awards bonuses. The Compensation Committee considers data from outside compensation consultants and also considers the practices of various industry groups. Such industry groups generally include companies in the same industry as the Company as well as companies of comparable size in other industries. The Compensation Committee believes that the Company's overall executive compensation levels generally are lower than the compensation levels at other companies studied by the Compensation Committee.

     In February 1996, Mr. Meany became Chairman and Chief Executive Officer of the Company. Previously, Mr. Meany was Chairman, President and Chief Executive Officer of the Company from April 1994 to February 1996. Prior to April 1994, Mr. Meany served as a non-employee director of the Company. At Mr. Meany's request, and as approved by the Compensation Committee, Mr. Meany received an annual base salary of $1.00 from April 1994 to February 1996. However, under an agreement approved by the Compensation Committee in July 1996, Mr. Meany's base salary was retroactively set at $246,000 per year, effective April 1994. In addition, Mr. Meany became retroactively eligible to participate in the Company's Management Incentive Plan. Based on this agreement, Mr. Meany's 1994, 1995 and first half of 1996 wages and earned incentives were paid to him in July 1996. All earned wages and incentives eared by Mr. Meany after June 1996 are being paid to Mr. Meany concurrently as they are earned. The annual compensation table set forth above reflects Mr. Meany's compensation for the years 1994, 1995 and 1996 based on the wages retroactively deemed to have been earned in those years as set forth in the July 1996 agreement. Mr. Meany's base salary was determined in accordance with a number of factors, including Mr. Meany's success at achieving significant improvement in the Company's operations, performance and overall operating success (including the recent appreciation in the Company's stock price), and Mr. Meany's ability to build and maintain a strong management team capable of meeting Company plans on a consistent basis.

     Executive officers are eligible to receive bonuses under the Company's Management Incentive Plan. Under this plan, bonuses are based on the Company achieving a targeted return on assets and certain income levels. Based on 1996 operating results, corporate performance exceeded the targeted return on assets and income levels, thereby providing for bonuses to be awarded to management. The Compensation Committee also retains the discretion to award bonuses based on corporate or individual performance.

     The Compensation Committee annually considers grants of stock options for each of the executive officers, determines the recipients for such options and the number of options to be granted to each recipient. The purpose of the stock option program is to provide incentives to the Company's management to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The number of options to be granted to an executive is based on the responsibility of the executive, the historic levels of option awards granted to other executives, the appropriate incentive level for purposes of achieving the objectives set for the option plan, the executive's past performance and overall corporate performance. In 1996, the Compensation Committee did not make any option grants to the Company's Named Officers, but did grant option to certain employees in connection with their commencement of employment with the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a deduction to a public corporation for compensation exceeding $1,000,000 to "covered employee." A "covered employee" is defined as the Chief Executive Officer and the Company's four other most highly compensated officers at the end of any taxable year. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which includes performance-based compensation (as defined in Section 162(m)) is excludable from the $1,000,000 limit. It is the Company's policy to qualify all compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions. However, this policy does not rule out the possibility that the Compensation Committee may approve compensation that may not qualify for the compensation deduction. This may be done if in light of all applicable circumstances it would be in the best interest of the Company for such compensation to be paid.

                                    ROBERT BATINOVICH
                                    DAVID J. FARR

                               PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Exchange Act. The following table compares total stockholder returns over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Pollution Control Index (the "S&P Pollution Control Index") over the period from January 1, 1991 to December 28, 1996.

             COMPARISON OF CUMULATIVE TOTAL RETURN OF FARR COMPANY,
               S&P 500 INDEX AND THE S&P POLLUTION CONTROL INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           FARR           S&P POLLUTION      S&P 500
(Fiscal Year Covered)        COMPANY        CONTROL INDEX      INDEX
-------------------          ----------     ---------          ----------
Measurement Pt-1/1/91        $100.00        $100.00            $100.00
FYE 1992                     $ 67.93        $116.29            $107.64
FYE 1993                     $ 67.93        $150.20            $118.50
FYE 1994                     $ 66.57        $143.69            $120.06
FYE 1995                     $ 86.95        $166.35            $165.18
FYE 1996                     $180.69        $178.05            $203.11

The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results. Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices on January 1, 1991. The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 28, 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP ("Arthur Andersen"), the Company's auditors since 1970, audited the Company's financial statements for the year ended December 28, 1996. In connection with its audit of the Company's financial statements for the year ended December 28, 1996, Arthur Andersen reviewed the Company's Annual Report to Stockholders, its filings with the Securities and Exchange Commission and its unaudited quarterly financial information. Representatives of Arthur Andersen are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is expected that they will be available to respond to appropriate questions from the stockholders at the meeting. The Board of Directors has selected Arthur Andersen as the Company's auditors for the fiscal year ending January 3, 1998.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 1998 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than November 26, 1997.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders containing audited financial statements for the year ended December 28, 1996 is being mailed herewith to all stockholders of record. The Annual Report does not form part of the material for solicitation of proxies.

                                 MISCELLANEOUS

     Should any matter not described in the Proxy Statement properly come before the meeting, the persons named in the accompanying proxy form will vote in accordance with their best judgment.

                                        By the Order of the Board of Directors,

                                        Kenneth W. Gerstner
                                        Secretary

El Segundo, California
March 26, 1997

STOCKHOLDERS OF RECORD ON MARCH 7, 1997 MAY OBTAIN COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO KENNETH W. GERSTNER, 2221 PARK PLACE, EL SEGUNDO, CALIFORNIA 90245, AND A COPY WILL BE SENT TO YOU.

                        CONFIDENTIAL VOTING INSTRUCTIONS

PROXY                             FARR COMPANY

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 29, 1997

TO: WELLS FARGO BANK AS TRUSTEE UNDER THE
    401(K) RETIREMENT PLAN OF FARR COMPANY

  I hereby instruct the Trustee to vote (in person or by proxy) all the shares of Farr Company Common Stock which are credited to my account at the Annual Meeting of Stockholders of Farr Company to be held at the offices of the corporation, 2221 Park Place, El Segundo, California, on April 29, 1997 or at any adjournment thereof, on the following matters, as provided in the proxy statement, and upon any other matter which may properly come before the meeting.

    PLEASE MARK YOUR CHOICE LIKE THIS [X] IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) ELECTION OF THREE DIRECTORS [_] Vote FOR ALL (except as marked to the contrary below) [_] WITHHELD for ALL

                John J. Kimes, H. Jack Meany and Denis R. Brown

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
                  (Continued and to be signed on other side.)

                                           ----------------------
                                           Shares of Common Stock

  PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS BELOW AND RETURN IN THE ENCLOSED ENVELOPE. YOUR SHARES WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF THIS CARD IS RETURNED SIGNED WITH NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE.

  Unless you sign and return this card so that it is received by the Trustee before April 22, 1997 your shares will be voted as provided by the Plan.

                                           Date: ................, 1997

                                           ............................

                                           ............................
                                           (Please sign EXACTLY as your
                                                name appears hereon)

                                           When signing as attorney,
                                           executor, administrator,
                                           trustee or guardian, please
                                           give full title. If more
                                           than one trustee, all
                                           should sign. All joint
                                           owners should sign.

PROXY

                                  FARR COMPANY

                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 29, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  THE UNDERSIGNED STOCKHOLDER OF FARR COMPANY DOES HEREBY NOMINATE, CONSTITUTE AND APPOINT H. J. MEANY AND KENNETH W. GERSTNER, OR EITHER OF THEM, THE TRUE AND LAWFUL PROXIES, AGENTS AND ATTORNEYS OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE FOR THE UNDERSIGNED ALL OF THE COMMON STOCK OF SAID CORPORATION STANDING IN THE NAME OF THE UNDERSIGNED ON ITS BOOKS AT THE CLOSE OF BUSINESS ON MARCH 7, 1997 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE OFFICES OF THE CORPORATION, 2221 PARK PLACE, EL SEGUNDO, CALIFORNIA, ON APRIL 29, 1997 OR AT ANY ADJOURNMENT THEREOF, WITH ALL OF THE POWERS WHICH WOULD BE POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT, AS FOLLOWS:

  IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S THREE NOMINEES AS DIRECTORS.

                                      (Continued and to be signed on other side)

   IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE
             ELECTION OF MANAGEMENT'S THREE NOMINEES AS DIRECTORS.

                                                            Please mark
                                                             your votes  [X]
                                                              as this

                                            WITHHELD
1. Election of Directors             FOR     FOR ALL
   John I. Kimes, H. Jack Meany      [_]       [_]
   and Denis R. Brown

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)


-------------------------------------------------------------------------------



The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 29, 1997 and the Proxy Statement of the same date furnished therewith.

Signature(s) ___________________________    Date ______________________________

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.